UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State of incorporation or organization)
13-3317783
(IRS Employer
Identification No.)
One Hartford Plaza
Hartford, Connecticut 06155
(Address of principal executive offices)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is
effective pursuant to General Instruction A.(c), please check the following box.   ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction A.(d), please check the following box.   ☐
Securities Act registration statement file number to which this form relates: 333-168532
Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Warrants (expiring June 26, 2019)	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered
     The title of the securities to be registered hereunder is “Warrants (expiring June 26, 2019)”. A description of the Securities is set forth under (i) the section captioned “Description of Warrants” in the Registrant’s Prospectus, dated August 4, 2010 (the “Base Prospectus”), which relates to the Registrant’s Registration Statement on Form S-3 (No. 333-168532), as supplemented by (ii) the section captioned “Description of Warrants” in the Registrant’s Preliminary Prospectus Supplement, dated September 20, 2010, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2.	Exhibits

Exhibit
No.	Description and Method of Filing
4.1	Warrant Agreement dated September 21, 2010, between the Registrant and The Bank of New York Mellon.
4.2	Form of Warrant (included as part of Exhibit No. 4.1)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Date: September 22, 2010	By:	/s/ David C. Robinson
		Name:	David C. Robinson
		Title:	Senior Vice President and Corporate Secretary

Exhibit Index

4.1	Warrant Agreement dated September 21, 2010, between the Registrant and The Bank of New York Mellon.
4.2	Form of Warrant (included as part of Exhibit No. 4.1)

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